As filed with the Securities and Exchange Commission on February 14, 2008
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CARDTRONICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0681190 (I.R.S. Employer Identification Number)
3110 Hayes Road, Suite 300
Houston, Texas 77082
(Address of principal executive offices, including zip code)

Cardtronics Group, Inc.
2001 Stock Incentive Plan
(Full title of the plan)
J. Chris Brewster
Chief Financial Officer
3110 Hayes Road, Suite 300
Houston, Texas 77082
(Name and address of agent for service)
(281) 596-9988
(Telephone number, including area code, of agent for service)
Copy to:
David P. Oelman
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Registration
To Be Registered	Registered (1)	Per Share (2)	Price (2)	Fee
Common Shares of Cardtronics, Inc.	6,954,923	$7.95	$55,291,638	$2,173

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional Common Shares that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding Common Shares.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on The Nasdaq Global Market on February 12, 2008 ($7.95 per share).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     In accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement. The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:
•	Our Prospectus dated December 10, 2007 as filed on December 11, 2007 pursuant to Rule 424(b) of the Securities Act relating to our Registration Statement on Form S-1, as amended (File No. 333-145929);

•	Our annual report on Form 10-K for the year ended December 31, 2006;

•	Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007;

•	Our current reports on Form 8-K filed on January 16, 2007, May 9, 2007, June 6, 2007, July 5, 2007, July 6, 2007, July 17, 2007, July 20, 2007, July 26, 2007, December 14, 2007 and January 29, 2008;

•	Our amended current report on Form 8-K/A filed on July 17, 2007;

•	Our Registration Statement on Form S-4 (File No. 333-149236) filed February 14, 2008;

•	The description of our Common Shares contained in our Registration Statement on Form 8-A filed on December 3, 2007.
     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) (other than information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.

Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Our third amended and restated certificate of incorporation provides that none of our directors will be liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by Section 145 of the Delaware General Corporation Law (the “DGCL”). The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director, except to the extent otherwise required by the DGCL. This provision does not limit or eliminate our right, or the right of any stockholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our amended and restated certificate of incorporation provides that, if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. These provisions will not alter the liability of directors under federal or state securities laws.
     Our second amended and restated bylaws provide that we shall indemnify and hold harmless our directors threatened to be or made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was our director, whether the basis of such a proceeding is alleged action in such person’s official capacity or in another capacity while holding such office, to the fullest extent authorized by the DGCL or any other applicable law, against all expense, liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, provided, however, that we shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the our board of directors. Such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity thereunder and shall inure to the benefit of his or her heirs, executors and administrators. The amended and restated bylaws also contain certain provisions designed to facilitate receipt of such benefits by any such persons, including the prepayment of any such benefit
     We have entered into indemnification agreements with each of our directors and key officers. These indemnification agreements provide that we will indemnify our directors and officers to the fullest extent permitted by law for liabilities they may incur because of their status as directors and officers. These agreements also provide that we will advance expenses to our directors and officers relating to claims for which they may be entitled to indemnification. These indemnification agreements also provide that we will maintain directors’ and officers’ liability insurance.
     Reference is also made to Section 8 of the Underwriting Agreement filed as an exhibit to our Current Report on Form 8-K filed on December 14, 2007 in which we agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.

No.	Description

4.1	Indenture dated as of July 20, 2007 among Cardtronics, Inc., the Subsidiary Guarantors party thereto, and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q filed on August 14, 2007).

4.2	Registration Rights Agreement dated as of July 20, 2007 among Cardtronics, Inc., the Guarantors named therein, Banc of America Securities, LLC and BNP Paribas Securities Corp. (incorporated herein by reference to Exhibit 4.2 of the Quarterly Report on Form 10-Q filed on August 14, 2007).

4.3	Supplemental Indenture dated as of June 22, 2007 among Cardtronics Holdings, LLC and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.3 of the Quarterly Report on Form 10-Q filed on August 14, 2007).

4.4	Indenture dated as of August 12, 2005 by and among Cardtronics, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, NA as Trustee (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-4, filed by Cardtronics, Inc. on January 20, 2006, Registration No. 333-131199).

4.5	Registration Rights Agreement dated as of August 12, 2005 by and among Cardtronics, Inc., the Subsidiary Guarantors party thereto and the Initial Purchasers party thereto (incorporated herein by reference to Exhibit 4.3 of the Registration Statement on Form S-4, filed by Cardtronics, Inc. on January 20, 2006, Registration No. 333-131199).

4.6	Supplemental Indenture dated as of December 22, 2005 among ATM National, LLC and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.4 of the Quarterly Report on Form 10-Q filed on August 14, 2007).

4.7	Form of Senior Subordinated Note (incorporated by reference to Exhibit A to Exhibit 4.4 hereto).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Independent Registered Public Accounting Firm KPMG LLP.

23.2*	Consent of Independent Accountants PricewaterhouseCoopers LLP.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*	filed herewith
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply because the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of February, 2008.

CARDTRONICS, INC.
By:	/s/ Jack Antonini
	Name:	Jack Antonini
	Title:	President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Antonini and J. Chris Brewster each of them severally as his or her true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of February, 2008.

Signature	Title

/s/ Jack Antonini
Jack Antonini	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ J. Chris Brewster
J. Chris Brewster	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Fred R. Lummis
Fred R. Lummis	Director

/s/ Robert P. Barone
Robert P. Barone	Director

Director
/s/ Jorge M. Diaz
Jorge M. Diaz

/s/ Michael A. R. Wilson
Michael A. R. Wilson	Director

Signature	Title

/s/ Tim Arnoult
Tim Arnoult	Director

/s/ Dennis Lynch
Dennis Lynch	Director

INDEX TO EXHIBITS

No.	Description

4.1	Indenture dated as of July 20, 2007 among Cardtronics, Inc., the Subsidiary Guarantors party thereto, and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q filed on August 14, 2007).

4.2	Registration Rights Agreement dated as of July 20, 2007 among Cardtronics, Inc., the Guarantors named therein, Banc of America Securities, LLC and BNP Paribas Securities Corp. (incorporated herein by reference to Exhibit 4.2 of the Quarterly Report on Form 10-Q filed on August 14, 2007).

4.3	Supplemental Indenture dated as of June 22, 2007 among Cardtronics Holdings, LLC and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.3 of the Quarterly Report on Form 10-Q filed on August 14, 2007).

4.4	Indenture dated as of August 12, 2005 by and among Cardtronics, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, NA as Trustee (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-4, filed by Cardtronics, Inc. on January 20, 2006, Registration No. 333-131199).

4.5	Registration Rights Agreement dated as of August 12, 2005 by and among Cardtronics, Inc., the Subsidiary Guarantors party thereto and the Initial Purchasers party thereto (incorporated herein by reference to Exhibit 4.3 of the Registration Statement on Form S-4, filed by Cardtronics, Inc. on January 20, 2006, Registration No. 333-131199).

4.6	Supplemental Indenture dated as of December 22, 2005 among ATM National, LLC and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.4 of the Quarterly Report on Form 10-Q filed on August 14, 2007).

4.7	Form of Senior Subordinated Note (incorporated by reference to Exhibit A to Exhibit 4.4 hereto).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Independent Registered Public Accounting Firm KPMG LLP.

23.2*	Consent of Independent Accountants PricewaterhouseCoopers LLP.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*	filed herewith